UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2005

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 20, 2005, Manpower Inc., Manpower Holdings Limited (“Holdings”) and Barbara Beck entered into an agreement relating to Ms. Beck’s appointment as Executive Vice President, Europe, Middle East and Africa and relocation to London, England (the “Assignment Agreement”).  The Assignment Agreement is effective January 1, 2006 and has a term of approximately three years, but may be terminated earlier under certain circumstances.  The Assignment Agreement provides for benefits related to Ms. Beck’s relocation, including eligibility to participate in Holdings’ automobile program, payment of or reimbursement for housing, tuition, tax preparation, moving and return visit expenses and tax equalization payments.

The description of the Assignment Agreement does not purport to describe all of the terms of the agreement and is qualified by reference to the full text of the agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Assignment Agreement by and among Manpower Inc., Manpower Holdings Limited and Barbara Beck dated as of December 20, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2005	MANPOWER INC.

By: /s/ Jeffrey A. Joerres
Jeffrey A. Joerres Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assignment Agreement by and among Manpower Inc., Manpower Holdings Limited and Barbara Beck dated as of December 20, 2005.